SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 20, 2006

Oconee Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia	000-25267	58-2442250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 North Main Street Watkinsville, Georgia 30677
(Address of principal executive offices)

Registrant’s telephone number, including area code:          (706) 769-6611

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 4.01 CHANGE IN REGISTRANTS CERTIFYING ACCOUNTANTS

(a)    Effective November 20, 2006,, the Audit Committee of the Board of Directors of Oconee Financial Corporation, Inc. (the “Company”) engaged the accounting firm of Mauldin & Jenkins, LLC (“Mauldin”) as independent public accountants for the Registrant for the year ending December 31, 2006. Porter Keadle Moore, LLP (“PKM”) was dismissed as the Company’s independent auditors by the Audit Committee effective November 20, 2006.

(b)    The reports of PKM on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(c)    During the past two fiscal years and subsequent interim period preceding the date of this report, there were no disagreements with PKM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(d)    The Company has not consulted with Mauldin during the last past two fiscal years or subsequent interim period preceding the date of this report on either the application of accounting principles or the type of audit opinion that might be rendered on the Company’s financial statements.

(e)    The Company requested PKM to furnish a letter addressed to the SEC stating whether PKM agrees with the above statements. A copy of this letter to the SEC, dated November 22, 2006, is filed as Exhibit 16 to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements of Businesses Acquired.

None.

(b)    Pro Forma Financial Information.

None.

(c)    Shell Company Transactions.

Not applicable.

(d)    Exhibits.

Exhibit No.	Description
16	Letter from Porter Keadle Moore, LLP, dated November 22, 2006, regarding change in certifying accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCONEE FINANCIAL CORPORATION

Date: November 22, 2006	By:	/s/ Jerry K. Wages
Jerry K. Wages
Sr. Executive Vice President and CFO